Exhibit 10.35

Restricted Stock Unit Agreement

For Employees and Consultants

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), entered into between you (the “Participant”) and WOODWARD, INC., a Delaware corporation (the “Company”), hereby grants an award of Restricted Stock Units (or “RSUs”, as defined below) to the Participant as of the grant date set forth in Section 1 below (the “Grant Date”) with reference to the facts described in the recitals below. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Woodward, Inc. 2017 Omnibus Incentive Plan (the “Plan”).

A.
Pursuant to the Plan, the Company, by action of the Administrator of the Plan, is authorized to grant RSUs to Service Providers in order to attract and retain the best available individuals for positions of substantial responsibility, provide additional incentive to such individuals, and promote the success of the Company's business, as well as to encourage stock ownership by Plan participants, thereby aligning their interests with those of the Company’s stockholders.
B.
The Company desires to grant RSUs to the Participant in accordance with the terms of the Plan and this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the foregoing facts, the Company hereby grants RSUs to the Participant, as follows:

1. Grant of RSUs. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant on the Grant Date the number of RSUs set forth in the following table:

Participant	[NAME]
Grant Date	[DATE]
Number of RSUs	[NUMBER OF RSUs]

The number and kind of shares subject to this grant of RSUs are subject to adjustment as provided by the Plan.

2. Company’s Obligation to Pay. Each RSU represents the right to receive a Share on the date it vests. Unless and until the RSUs will have vested in the manner set forth in Sections 3, 4, 5, 6, or 7 of this Agreement, the Participant will have no right to payment of any such RSUs, nor any rights associated therewith, including dividend payments (subject to Sections 4 and 17 below) or voting rights. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting of RSUs. Subject to any acceleration provisions contained in the Plan and this Agreement, the RSUs will vest in accordance with the following vesting schedule, provided that (except as specified in Section 5 of this Agreement) the Participant continues to be a Service Provider through each such date:

Exhibit 10.35

Date	Number of RSUs That Will Vest
[ONE YEAR ANNIVERSARY OF GRANT DATE]	[#]
[TWO YEAR ANNIVERSARY OF GRANT DATE]	[#]
[THREE YEAR ANNIVERSARY OF GRANT DATE]	[#]

Subject to the limited exceptions set forth in Sections 5, 6 and 7 of this Agreement, in the event Participant ceases to be a Service Provider for any reason before Participant vests in the RSUs, such unvested RSUs and Participant’s right to acquire any Shares hereunder will immediately terminate.

4. Dividend Equivalents RSUs. On or near each date that a cash dividend is paid to holders of Common Stock, the Participant will receive additional RSUs equal to: (i) the cash dividend the Participant would have received in connection with the aggregate of each unvested RSU if each such unvested RSU had been in the form of one Share actually held by the Participant (such aggregate cash dividend, “Dividend Equivalents”), divided by (ii) the Fair Market Value of a Share on the dividend payment date (the quotient of (i) and (ii), the “Dividend Equivalent RSUs”). The Dividend Equivalent RSUs shall be deemed to be reinvested in additional RSUs (which may thereafter accrue additional Dividend Equivalents). Each Dividend Equivalent RSU will vest on the same vesting date corresponding to the underlying RSU with respect to which it was awarded, and will otherwise be subject to the same conditions applicable to the underlying RSUs. Unless expressly provided otherwise, as used elsewhere in this Agreement “RSUs” shall include any Dividend Equivalent RSUs that have been credited to Participant

5. Termination as a Service Provider.

(a) Termination for Reason Other Than Retirement, Death, Disability or Cause. Subject to the limited exceptions set forth below in this Section 5 and in Sections 6 and 7, if the Participant ceases to be a Service Provider for any reason other than Retirement, death, Disability or Cause before Participant vests in any portion of the RSUs granted hereunder, such portion of RSUs that remain unvested (and Participant’s right to acquire any corresponding Shares hereunder) shall immediately terminate.

(b) Termination for Retirement. If the Participant ceases to be a Service Provider on account of Retirement (as defined hereunder), the RSUs granted hereunder shall, subject to Sections 5(c) and 5(d) below, continue to vest in accordance with the schedule set forth in Section 3, Vesting of RSUs above.

If the Participant is an Employee (including an Employee who subsequently becomes a Consultant), “Retirement” for purposes of this Agreement shall mean (without affecting in any way the “retirement” definition for all other purposes under the Company’s Member Guidebook) termination as a Service Provider, other than for “Cause”, after achieving any of the following: (a) the Participant is at least age 55 with 10 years of service as a Service Provider, (b) the Participant is at least age 65 (with no minimum years of service requirement), or (c) the Participant first becomes an Employee when he or she is age 55 or older and the Participant thereafter achieves 2 or more years of service as a Service Provider. Notwithstanding any of the foregoing, the following shall be disregarded in determining the number of years of service completed for purposes of determining Retirement eligibility of the Participant: (A) any period of service as a Consultant prior to becoming an Employee or Director; and (B) if a Participant terminates his or her employment with the Company and all Affiliates and is subsequently reemployed by the Company or an Affiliate following a period of 12 months or longer, any period of service completed prior to such termination.

Exhibit 10.35

(c) Death of Participant. If the Participant dies, whether while a Service Provider or after a Retirement, any portion of the RSUs not yet vested according to Section 3, Vesting of RSUs above, will become immediately vested on the date of the Participant’s death.

(d) Disability of Participant. If the Participant ceases to be a Service Provider by reason of Disability of the Participant (as determined by the Administrator), or if the Participant’s status as a Service Provider was initially terminated due to Retirement and the Participant subsequently suffers a Disability (as determined by the Administrator), any portion of the RSUs not yet vested according to Section 3, Vesting of RSUs above, will become immediately vested on the date of the Participant’s termination by reason of Disability or on the date of the Participant’s Disability following Retirement, as the case may be. Disability shall be determined by the Administrator with the advice of a physician acceptable to the Administrator with respect to the permanent and total disability of the Participant.

(e) Termination for Cause. If the Participant’s status as a Service Provider is terminated for Cause, the RSUs shall be forfeited upon the earlier of the receipt by the Participant of notice of such termination of Service Provider status or the effective date of such termination of Service Provider status. For purposes of this Agreement, “Cause” shall mean the occurrence, prior to any termination of a Participant’s status as a Service Provider, of any one or more of the following: (i) the Participant's willful and continued failure to substantially perform the Participant's duties with the Company (other than any such failure resulting from the incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company (or in the case of the Company’s officers, the Administrator) believes that the Participant has not substantially performed the Participant's duties, and the Participant has failed to remedy the situation within fifteen (15) business days of such written notice from the Committee, (ii) the Participant's commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Participant in the performance of the Participant's material duties to the Company or any of its subsidiaries, (iii) the Participant's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Participant at the expense of the Company or any of its subsidiaries; or (iv) the Participant's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. The executive leader of Human Resources shall have the sole and exclusive right to determine whether the Participant has been terminated for Cause for purposes of this Agreement and the Plan; provided, however, that in the event the Participant is an officer of the Company, the determination as to whether Cause exists shall be as provided in (A) the Amended and Restated Executive Severance and Change in Control Agreement as then in effect between the Company and such Participant, or if no such agreement is in effect, (B) the Company’s form agreement on such matter as may then be in effect.

6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of both (i) a Change in Control (which for the avoidance of doubt is defined in the Plan), and (ii) the termination of the Participant’s status as a Service Provider with the Company (or any Parent or Subsidiary) or its successor without Cause (as defined in Paragraph 5(e)) or by the Participant for Good Reason (as

Exhibit 10.35

defined below) within the time period beginning on the date that is three (3) months prior to the Change in Control and ending on the date that is twenty-four (24) months following a Change in Control, any portion of the RSUs not yet vested according to Section 3, Vesting of RSUs above, of this Agreement, will become immediately vested on the later of (A) the date of such termination and (B) the date of such Change in Control, subject in all cases to applicable federal and state securities laws.

For purposes of this Agreement, if Participant is an Employee, then “Good Reason” means without the Participant’s express written consent, the occurrence of any one or more of the following (whether on account of a single action or a series of actions): (i) the material diminution in the Participant’s authorities, duties or responsibilities as an employee of the Company, (ii) the Company's requiring the Participant to have a principal job location in excess of fifty (50) miles from the location of the Participant's principal job location at any time during the 12 month period immediately preceding the Change in Control; except for required travel on the Company's business to an extent substantially consistent with the Participant's then present business travel obligations, (iii) a reduction by the Company of the Participant's regular annual rate of pay which the Participant is receiving as base salary by more than 10%, (iv) a reduction by the Company of more than 10% in the Participant's overall compensation, including short and long term incentive compensation opportunities (including, but not limited to, equity compensation awards at target grant date fair value), employee benefits and retirement plans, policies, practices or other compensation arrangements in which the Participant participates, or (v) a material breach of this Agreement by the Company. Unless the Employee becomes Disabled, the Employee's right to terminate employment for Good Reason shall not be affected by such person’s incapacity due to physical or mental illness. A termination of employment by the Employee for one of the reasons set forth in subparagraphs (i) through (v), above, will not constitute "Good Reason" unless, within the 90 day period immediately following the occurrence of such Good Reason event, the Employee has given written notice to the Company specifying the event or events relied upon for such termination, the Company has not remedied such event or events within 30 days of the receipt of such notice and the Employee resigns within six months following the occurrence of the Good Reason event or at such later time as the Employee and the Company mutually agree (it being understood that the parties consider any effects of Section 409A, if applicable, before reaching agreement).

7. Payment after Vesting.

(a) General Rule. Subject to Section 13, any RSUs (including Dividend Equivalent RSUs) that vest will be paid to the Participant (or in the event of the Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 7(b), such vested RSUs shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of payment of any RSUs payable under this Agreement.

(b) Acceleration.

(i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator. If the Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 7(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.

Exhibit 10.35

(ii) “Specified Employees”. Notwithstanding anything in the Plan or this Agreement or any other agreement (whether entered into before, on or after the Grant Date), if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to the Participant’s death, and if (x) the Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated RSUs will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination as a Service Provider, then the payment of such accelerated RSUs will not be made until the date six (6) months and one (1) day following the date of the Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the RSUs will be paid in Shares to the Participant’s estate as soon as practicable following his or her death.

(c) Section 409A. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the RSUs provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company reimburse the Participant, or be otherwise responsible for, any taxes or costs that may be imposed on the Participant as a result of Section 409A. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

8. Assignment or Transfer. Except to the limited extent provided in Section 18, this grant as it pertains to unvested RSUs, and the rights and privileges conferred thereby, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested RSUs, or any right or privilege conferred thereby, or upon any attempted sale under any execution, attachment or similar process, any unvested RSUs, and the rights and privileges conferred thereby, immediately will become null and void.

9. Plan and Administrator. The construction of the terms of this Agreement shall be controlled by the Plan, a summary of which accompanies this Agreement and is hereby made a part hereof as though set forth herein verbatim, and the rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Administrator’s interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive and binding upon the Participant. Subject to Section 17.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10. Compliance with Securities Laws. No RSUs shall be issued in respect hereof, unless in compliance with applicable federal and state tax and securities laws. If an exemption from registration is not

Exhibit 10.35

available under applicable federal and state securities laws, the Company shall have no obligation to file a registration statement.

11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company to the attention of its Secretary at 1081 Woodward Way, Fort Collins, Colorado 80524, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the most recent address which the Participant has provided in writing to the Company.

12. Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan, including this Agreement, in electronic form. By accepting this RSU grant you agree that the Company may deliver these documents in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies free of charge. Please contact the Company’s Stock Plan Administrator to request paper copies of these documents.

13. Tax Obligations

(a) Responsibility for Taxes. When Shares are issued as payment for vested RSUs, (A) if the Participant is a U.S. taxpayer, the Participant generally will recognize immediate U.S. taxable income, or (B) if the Participant is a non-U.S. taxpayer, the Participant will be subject to applicable taxes in his or her jurisdiction. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”) or any Parent or Subsidiary to which the Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the RSUs, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, (ii) the Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the RSUs or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the RSUs (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains the Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). The Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if the Participant is subject to Tax Obligations in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If the Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the

Exhibit 10.35

time of the applicable taxable event, the Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld, if any, with respect to taxes and other withholdings (“Company Withholdings”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, is authorized to require the Participant to satisfy Tax Obligations by a prescribed method, in whole or in part (without limitation), if permissible by applicable local law.

The Administrator has determined that the Company shall satisfy any Company Withholdings for (i) any Participant who is subject to Section 16 of the Exchange Act through the Withhold to Cover method (as defined below), and (ii) any other Participant through the Sell to Cover method (as defined below). If a Participant is under any trading restrictions on any vesting date (e.g., due to a quarterly blackout or special blackout imposed by the Company, or due to the Service Provider’s entry into a 10b5-1 trading plan under which a sale of Shares into the market would be prohibited), the Company shall satisfy any Company Withholdings for such Service Provider through the Withhold to Cover method.

The Company is authorized to require a Participant to satisfy Tax Obligations by any of the following methods: (i) paying cash, (ii) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the requirement for such Company Withholdings (such withholding method, “Sell to Cover”), (iii) having the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount that is necessary to meet the withholding requirement, if any (such withholding method, “Withhold to Cover”), (iii) deducting any Company Withholdings from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Service Recipient, or (iv) delivering to the Company already vested and owned Shares that, unless specifically permitted otherwise in the discretion of the Administrator, have been previously owned and held by Participant for at least six months having a Fair Market Value equal to such Company Withholdings.

If the Participant fails to make satisfactory arrangements for the payment of any such Company Withholdings hereunder at the time any applicable RSUs otherwise are scheduled to vest pursuant to Sections 3, 4, 5, 6, or 7, or if Company is not able to do so due to the inaction of the Participant, the Participant may, in the Company’s sole discretion, permanently forfeit such RSUs and any right to receive Shares thereunder and such RSUs will be returned to the Company at no cost to the Company. The Participant acknowledges and agrees that the Company may refuse to deliver the Shares if the Participant fails to make satisfactory arrangements for the timely payment of any such Company Withholdings. If the Participant is subject to tax in more than one jurisdiction between the Grant Date and a date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction.

14. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage

Exhibit 10.35

account). After such issuance, recordation, and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

15. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RSUS PURSUANT TO THE VESTING SCHEDULE HEREOF IS CONTROLLED EXCLUSIVELY BY THE TERMS OF THIS AGREEMENT. PARTICIPANT’S STATUS AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RSU AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares underlying the RSUs. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

17. Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares covered by the RSUs subject to this Agreement, as determined in the discretion of the Administrator. For the avoidance of doubt, no adjustment will be made for regular periodic dividends.

18. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

19. Severability. In the event any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, which shall nonetheless remain in full force and effect. Upon any determination that any provision is invalid, illegal or incapable of being enforced, such provision shall be modified to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by

Exhibit 10.35

substituting therefor another provision that is legal and enforceable and that achieves the same objective.

20. No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company.

22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an award of RSUs under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

24. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this award of RSUs.

25. Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under these RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Colorado, and agree that such litigation will be conducted in the courts of Larimer County, Colorado, or the United States federal courts for the District of Colorado, and no other courts, where this Agreement is made and/or to be performed.

26. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. For the avoidance of doubt, nothing in this Agreement shall be a basis for providing or calculating severance or similar pay, unless required by Applicable Laws.

Exhibit 10.35

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Woodward, Inc. 2017 Omnibus Incentive Plan.